Exhibit 16.1

April 8, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0405

Commissioners:

We have read the statements made by Silver Butte Co., Inc. (the “Company”) which we understand will be filed with the Securities and Exchange Commission, Pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K/A dated April 8, 2008.  We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

LeMASTER & DANIELS PLLC

/s/ LeMASTER & DANIELS PLLC